EXHIBIT 10.26

TWENTY-THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

                THIS TWENTY-THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of October 4, 2007 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

                WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First and Twenty-Second Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003, July 3, 2003, April 29, 2004, November 15, 2004, April 29, 2005, June 15, 2005, February 1, 2006, April 29, 2006, November 10, 2006, January 8, 2007, April 29, 2007 and June 30, 2007, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower:  (i) a $6,500,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a consolidated term loan in the original principal sum of $7,899,332.98 (the “Term Loan”), and (iii) an $11,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”); and

                WHEREAS, Borrower has asked Lender to (i) increase the amount of the Revolving Loan to $7,000,000.00, and (ii) modify the borrowing base formula for the Revolving Loan to provide for advances against eligible inventory, and (iii) make certain other changes to the Loan Agreement; and

                WHEREAS, Lender has agreed to the foregoing loan requests provided Borrower executes and delivers such documents and instruments required by Lender, including, the promissory note described below and this Amendment;

                NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definitions of “Borrowing Base”, “Commitment Amount” and “Revolving Loan” in Section 1.1 of the Loan Agreement, are each amended in its entirety to read as follows:

                “Borrowing Base” shall mean, as of any applicable date of determination, an amount equal to the sum of (i) eighty percent (80%) of Borrower’s Eligible Accounts, and (ii) the lesser of (a) twenty-five percent (25%) of Borrower’s Eligible Inventory, or (b) Two Million Dollars ($2,000,000.00).

                “Commitment Amount” shall mean, as of any applicable date of determination, Seven Million and 00/100 ($7,000,000.00) Dollars.

                “Revolving Loan” shall mean the $7,000,000.00 revolving line of credit loan extended by the Lender to the Borrower under Section 2 of this Agreement, and any and all extensions, renewals, amendments, modifications, refinancings, conversions, consolidations and increases thereof or thereto.

3.             Section 1.1 of the Loan Agreement is hereby amended to add the following additional definition:

                “Eligible Inventory” shall mean such items of Inventory included in a Borrowing Base Certificate which, as of the date of such Borrowing Base Certificate and at all times thereafter:  (i) satisfy the requirements for eligibility as described in Section 2.6A of this Agreement, (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants and other provisions of this Agreement, and (iii) are deemed by Lender, in its sole credit judgment, to be Eligible Inventory.

4.             The first sentence of the first paragraph in Section 2.3 of the Loan Agreement is amended to read as follows:

                “2.3         Revolving Note.  The Revolving Loan shall be evidenced by an amended and restated renewal revolving note, executed by the Borrower, dated October 4, 2007, payable to the Lender on June 30, 2008, and in the principal sum of Seven Million and 00/100 ($7,000,000.00) Dollars (the “Revolving Note”).”

Hereafter, all references in the Loan Agreement and in this Amendment to the term “Revolving Note” shall be deemed to refer to the aforesaid amended and restated renewal revolving note dated October 4, 2007 in the principal sum of $7,000,000.00, executed by Borrower, payable to the order of Lender on June 30, 2008, together with interest payable monthly as therein described.

5.             The Loan Agreement is hereby amended to add the following new subsection 2.6A thereto:

                “2.6A.  Eligible Inventory.  Upon Borrower’s delivery to Lender of a Borrowing Base Certificate, Lender shall determine, in its sole discretion, which Inventory listed thereon is “Eligible Inventory”.  In making this determination, Lender will consider the following requirements:

(a)           the Inventory consists solely of raw materials or finished goods (but not work-in-progress);

(b)           the Inventory is in good and merchantable condition, is not slow-moving, obsolete or discontinued;

(c)           the Inventory is located on premises listed in Exhibit C attached hereto;

(d)           the Inventory is not covered by or subject to a seller’s right to repurchase, or any consensual or nonconsensual lien or security interest, other than in favor of Lender;

(e)           the Inventory does not consist of packaging or supplies;

(f)            the Inventory was not produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C.  §215;

(g)           the Inventory is not subject to any agreement or license which would restrict the Lender’s ability to sell or otherwise dispose of such Inventory;

(h)           the Inventory is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory; and

(i)            the Lender shall not have determined in its reasonable discretion that the Inventory is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

2.6A.1     Reserves.  The Lender may establish reserves in such amounts, and with respect to such matters, as Lender shall, in its sole reasonable credit judgment, deem necessary or appropriate, against the amount of Revolving Loan which Borrower may otherwise request under this Section 2, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower’s business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower’s loan account under any section of this Agreement; and (v) such other matters, events, conditions or contingencies as to which the Lender, in its sole discretion, determines from time to time should be established.”

6.             The Loan Agreement is hereby amended to add the following new subsection 13.2A thereto:

                “13.2A    Inventory Representations and Warranties.  Borrower represents and warrants that Lender may rely, in determining which Inventory listed on any Borrowing Base Certificate is Eligible Inventory, without independent investigation of any statements or representations made by Borrower on or with respect to any such Borrowing Base Certificate, and unless otherwise indicated in writing by Borrower, that:

(a)           The Inventory consists solely of raw materials or finished goods (and not work-in-progress);

(b)           the Inventory is in good and merchantable condition, is not slow-moving, obsolete or discontinued;

(c)           the Inventory is located on premises listed in Exhibit C;

(d)           the Inventory is not subject to any lien, claim, security interest or other encumbrance whatsoever, except the security interest of Lender hereunder;

(e)           the Inventory does not consist of packaging or supplies;

(f)            the Inventory has not been consigned;

(g)           the Inventory is not now, and shall not at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender’s prior written consent, and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to execute and deliver to Lender, a warehouseman’s or similar agreement, in form and substance acceptable to Lender;

(h)           the Inventory was not produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C.  §215;

(i)            the Inventory is not subject to any agreement or license which would restrict the Lender’s ability to sell or otherwise dispose of such Inventory;

(j)            the Inventory is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory; and

(k)           No covenant, representation or warranty contained in this Agreement with respect to such Inventory has been breached.”

7.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment No. 2 and all other Indebtedness.

8.             Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment Note No. 2 and all other Indebtedness, it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

9.             In order to induce Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

10.           Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect.  This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois (exclusive of choice of law principles).

11.           Borrower further agrees to reimburse the Lender for its legal fees incurred in documenting the aforesaid Revolving Loan increase and other modifications hereinabove described.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Twenty-Third Amendment to Loan and Security Agreement as of date first above written.

Borrower:

BRAD FOOTE GEAR WORKS, INC.

By:	/s/ J. Cameron Drecoll
J. Cameron Drecoll
Title:	President

Attest:

By:	/s/ Joan M. Drecoll
Joan M. Drecoll
Title:	Secretary

Lender:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ [ILLEGIBLE]
Title: